                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            SUMMIT TECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

                            SUMMIT TECHNOLOGY, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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


                             SUMMIT TECHNOLOGY, INC.
                                21 HICKORY DRIVE
                                WALTHAM, MA 02451

Dear Summit Stockholder:

     It is a pleasure to invite you to our 2000 special meeting in lieu of annual meeting of stockholders on Friday, May 19, 2000 beginning at 10:00 a.m. local time, at The Seaport Hotel at the World Trade Center, One Seaport Lane, Boston, Massachusetts 02110. I hope that those who find the time and place convenient will attend the meeting.

     Whether you own a few or many shares and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations.

     Thank you for your interest.

                                          Sincerely,

                                          /s/ Robert J. Palmisano
                                          -------------------------------------
                                          ROBERT J. PALMISANO
                                          Chief Executive Officer

                            SUMMIT TECHNOLOGY, INC.
                               21 HICKORY DRIVE
                               WALTHAM, MA 02451

                ----------------------------------------------

                                   NOTICE OF
                       2000 SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS

                ----------------------------------------------

     Summit Technology, Inc. will hold its 2000 special meeting in lieu of annual meeting of stockholders on Friday, May 19, 2000 at 10:00 A.M. at The Seaport Hotel at the World Trade Center, One Seaport Lane, Boston, Massachusetts 02110, to consider and act upon the following matters:

     1.   To elect two directors to serve for three-year terms;

     2. To reserve an additional 2,000,000 shares of common stock for issuance under the company's 1997 Stock Option Plan;

     3. To approve an amendment to the articles of organization to change the company's name to Summit Autonomous Inc.; and

     4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

     Stockholders of record at the close of business on March 31, 2000 are entitled to receive notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ James A. Lightman
                                          -------------------------------------
                                          JAMES A. LIGHTMAN, Clerk

April 19, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                            SUMMIT TECHNOLOGY, INC.
                               21 HICKORY DRIVE
                               WALTHAM, MA 02451

                               ----------------

                              PROXY STATEMENT FOR
                        2000 SPECIAL MEETING IN LIEU OF
                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 19, 2000

                               ----------------

                INFORMATION ABOUT THE MEETING AND VOTING

 The meeting

     Our special meeting in lieu of annual meeting of stockholders will be held on May 19, 2000 at The Seaport Hotel at the World Trade Center, One Seaport Lane, Boston, Massachusetts 02110. At the meeting, stockholders will be asked to elect two directors, approve an amendment to Summit's 1997 Stock Option Plan, approve a corporate name change, and act on any other business that may properly come before the meeting. We do not know of any matters other than those discussed in this proxy statement that may come before the meeting. Our management will also report on our performance during the past year and respond to appropriate questions from stockholders.

Who is entitled to attend and vote at the meeting?

     Stockholders of record at the close of business on March 31, 2000 are entitled to attend and vote at the meeting. Each share of common stock is entitled to one vote. Any stockholder may attend, whether or not entitled to vote.

What will constitute a quorum at the meeting?

     Holders of a majority of our outstanding shares on the record date must be present at the meeting, either in person or by proxy, to establish a quorum. On the record date, we had 46,867,723 shares of common stock outstanding. Proxies that we receive that are marked "withhold" or "abstain" will be considered present at the meeting for purposes of establishing a quorum.

How do I vote by proxy?

     IF YOU HOLD SHARES IN YOUR NAME, you should sign and date the enclosed proxy card and return it in the envelope provided. IF YOU HOLD YOUR SHARES IN "STREET NAME", the proxy card that accompanies this proxy statement represents an instruction to your broker, who is the record holder, on how to vote the shares. The proxy card contains instructions on how to instruct your broker and you may do so by signing and mailing the card in the envelope or using the telephone number or internet address provided on the card.

     If you sign the card but do not indicate how you would like your shares voted, the persons named as your proxies will vote FOR the election of both director nominees, FOR the approval of the proposed amendment to the 1997 Stock Option Plan and FOR the approval of the corporate name change. In addition, if any other matters are brought before the meeting, your proxies will vote in their discretion. At present, we do not know of any other matters that will be brought before the meeting.

What if I fail to instruct my broker how to vote?

     The rules of the New York Stock Exchange allow your broker to vote your shares on the director nominees, on the amendment of the 1997 Stock Option Plan, and on the corporate name change even if you do not provide the broker with instructions.

Can I change my vote after I return my proxy card?

     IF YOU HOLD YOUR SHARES DIRECTLY, you can change your vote at any time before the meeting by:

 * Filing with the Clerk of the company a written notice revoking your earlier vote;

 *   Submitting a later-dated proxy card to our transfer agent; or

 *   Voting in person at the meeting.

     IF YOU HOLD YOUR SHARES IN "STREET NAME", you must contact your broker to revoke your proxy.

How do I vote in person?

     If you plan to attend the meeting to vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker or another nominee, you should bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 31, 2000, the record date.

What vote is required to approve each proposal?

 * FOR THE ELECTION OF DIRECTORS, the nominees who receive the most votes will be elected no matter how many votes are cast. Therefore, if you do not vote for a particular nominee, or if you withhold authority for one or all of the nominees, your vote will not count either for or against the nominee. In any event, your shares will count to establish a quorum.

 * FOR THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION PLAN, the required vote is a majority of the shares of common stock outstanding. Therefore, if you abstain or otherwise do not vote on this proposal, it will have the effect of a vote against the approval of the plan.

 * FOR THE APPROVAL OF THE CHANGE OF THE NAME OF THE CORPORATION, the required vote is a majority of the shares of common stock outstanding. Therefore, if you abstain or otherwise do not vote on this proposal, it will have the effect of a vote against the approval of the name change.

Is management soliciting proxies?

     Yes. We will solicit proxies, principally through the mailing of this proxy statement. However, our officers and employees may also make solicitations by telephone or in person. We may also enlist the assistance of brokerage houses, custodians and other third parties. We will bear all solicitation expenses, including the cost of preparing, assembling and mailing this proxy statement.

     This Proxy Statement and the accompanying proxy card and Annual Report are being mailed to stockholders on or about April 19, 2000.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     Our articles of organization and by-laws fix the number of directors at seven and divide the Board into three classes. Each director serves a three-year term. Two directors will be elected at this meeting for terms ending at the annual meeting of stockholders for the year 2003 and until their successors are elected and qualified. The Board has nominated Dr. C. Glen Bradley and Richard
F. Miller for re-election as directors. Their business experience and qualifications are summarized below:

     DR. C. GLEN BRADLEY, 57, was elected to the Board in April 1999 for a term expiring in 2000. Dr. Bradley has been the Chief Executive Officer of CIBA Vision Group since 1990. Prior to 1990, Dr. Bradley served as head of CIBA Vision's worldwide marketing and technical group and also served as President of Ciba Vision Corporation, the USA marketing and sales arm of the CIBA Vision Group. Dr. Bradley originally joined Ciba-Geigy Corporation, formerly Geigy Chemical Company, in 1969 as an engineer. Prior to joining Ciba-Geigy, Dr. Bradley was an assistant professor of chemical engineering at Louisiana State University.

     RICHARD F. MILLER was first elected to the Board in June 1988 and was re-elected in 1997 for a three-year term expiring in 2000. Since April 1998, Mr. Miller has served as Senior Vice President and a principal of Leerink Swann & Company, a full service investment banking firm. From August 1994 through April 1998, Mr. Miller served as an investment executive with First Albany Corporation, a financial services firm. From 1991 through August 1994, Mr. Miller was a private investor, and prior to that was an Investment banker employed by Tucker, Anthony & R.L. Day, Inc., from 1979 to 1991, where he last held the position of First Vice President.

     The Board knows of no reason why either of the nominees would be unable to serve as a director. If for some reason either nominee is unable to serve, the enclosed proxy will be voted for a substituted nominee designated by the Board.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR "FOR" THE RE-ELECTION OF DR. BRADLEY AND MR. MILLER AS DIRECTORS.

                               PROPOSAL NUMBER TWO

            APPROVAL OF AMENDMENT TO SUMMIT'S 1997 STOCK OPTION PLAN


     The 1997 Stock Option Plan is designed to enhance the ability of the company and its subsidiaries to attract and retain employees and others in a position to make significant contributions to Summit's success by allowing them to become owners of Summit common stock. Since the inception of the Plan, a total of 3,000,000 shares have been reserved for issuance under the Plan. As of the record date, there were outstanding options to purchase 2,747,032 shares of Summit common stock and 39,073 shares remained available for grant.

     On March 28, 2000, the Summit board of directors voted to increase the number of shares of Summit common stock reserved for issuance under the 1997 Plan by 2,000,000 shares, subject to approval by the Summit stockholders. The Summit board of directors believes that this increase is necessary given that Summit now has a larger workforce following the acquisition of Autonomous Technologies Corporation and because equity awards will be an important part of incentive compensation in the combined company. The Summit board of directors is requesting that Summit stockholders approve the increase at the annual meeting.

Summary of 1997 Plan

     The following is a summary of the key features of the 1997 Plan.

Eligible Participants

     The Summit board of directors administers the Plan. Employees of Summit and its subsidiaries and other persons or entities who are in a position to make a significant contribution to Summit's success are eligible participants. The board of directors has the authority to select employees to whom awards are given. The number of Summit employees (including subsidiaries) as of March 24, 2000, was approximately 566.

Maximum Number of Shares

     Currently, up to 3,000,000 shares of Summit common stock may be granted under the 1997 Plan, subject to adjustments for stock splits and similar costs, of which 39,073 shares remained available for grant as of March 31, 2000. The Summit board of directors has approved and is recommending that the stockholders approve an increase of 2,000,000 in the number of shares of Summit common stock that may be awarded under the 1997 Plan.

Types of Awards

     The 1997 Plan permits the board to grant the following types of awards:

  *  stock options--both incentive and nonstatutory

  *  stock appreciation rights.

Stock Options

     The Summit board will determine the exercise or purchase price per share of any option granted under the 1997 Plan. The exercise price of an incentive stock option ("ISO") must be at least 100% (110% in the case of ten percent shareholders) of the fair market value of the Summit common stock at the time of grant. The Summit board of directors will fix the term of each option, not to exceed ten years from grant, and specify when each option will be exercisable. Options may be exercised in the following ways:

  *  by paying the exercise price in cash or check

  *  by tendering shares of common stock

  *  by using a promissory note

  * by delivering to Summit an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price

  *  by a combination of these methods.

Stock Appreciation Rights

     The Summit board may grant stock appreciation rights (SARs) under the Plan. SARs entitle recipients to receive cash or Summit common stock of an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise.

Change of Control

     In the case of certain mergers, consolidations or other transactions in which Summit is acquired or liquidated, or its assets are sold, all outstanding awards will terminate. Prior to such termination, however, all outstanding awards will become exercisable unless the Summit board of directors arranges for assumption of the awards by any surviving corporation.

Termination and Amendment

     The Summit board of directors may discontinue granting awards under the 1997 Plan at any time. The board of directors may also amend the Plan for any purpose permitted by law, but no amendment may adversely affect the rights of any participant under any outstanding award without the participant's consent.

Stock Price Information

     The closing price of Summit's common stock, as reported on Nasdaq on March 24, 2000 was $9.875.

Summary of 1997 Plan Federal Income Tax Consequences

     Under the federal income tax laws as now in effect, the material income tax consequences associated with stock options awarded under the Plan are as follows:

     Incentive Options. An option holder realizes no ordinary taxable income upon the grant or exercise of an ISO. If the option holder does not dispose of the shares received upon the exercise of the ISO within two years from the date of grant, or within one year after their receipt, then upon sale of such shares the option holder will be taxed on any amount realized in excess of the option price (the amount paid for the shares) as a long-term capital gain. Any loss allowed for tax purposes will be long-term capital loss. Summit will not be entitled to any deduction. The exercise of an ISO will, however, increase the option holder's alternative minimum taxable income and may result in alternative minimum tax liability for the option holder.

     If the option holder disposes of the shares received upon exercise of an ISO before the expiration of the holding periods described above (a "disqualifying disposition"), the option holder generally will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale to an unrelated party of such shares) over the option price thereof. Summit will be entitled to a tax deduction for that amount. Any further gain recognized by the option holder will be taxed as short-term or long-term capital gain and will not give Summit any deduction. Special rules may apply where the option holder pays the exercise price of the ISO by tendering shares of common stock. A disqualifying disposition will eliminate the alternative minimum taxable income adjustment associated with the exercise of the ISO if it occurs in the same calendar year as the year in which the adjustment occurred.

     If an option holder exercises an ISO at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the option holder. Options otherwise qualifying as ISOs will also be treated for federal income tax purposes as nonstatutory options to the extent they (together with other ISOs that the option holder owns) first become exercisable in any calendar year for shares having a fair market value, determined at the time of the option grant, exceeding $100,000.

     Nonstatutory Options. An option holder realizes no income at the time a nonstatutory option is granted under the Plan. Generally, an option holder realizes ordinary income at exercise in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. This amount is subject to withholding in the case of options granted to employees. Summit will be entitled to a corresponding tax deduction. Any gain or loss that the option holder recognizes upon a later sale is treated as capital gain or loss, either short-term or long-term, depending on the applicable holding period for the sale.

     Stock Appreciation Rights. A participant realizes no income upon the grant of a stock appreciation right under the Plan. When a participant exercises the stock appreciation right or receives payment in cancellation of an option, the participant will generally be required to include as ordinary income in the year of such exercise or payment an amount equal to the amount of cash received and the fair market value of any stock received. Summit will have a deduction for the corresponding amount.

     Certain Limitations. Section 162(m) of the Internal Revenue Code imposes a $1 million limitation on the deduction that a public corporation may claim for remuneration paid to any of its five top officers, subject to a number of exceptions and special rules. Certain performance-based compensation is eligible for an exemption from this limit. Summit intends that compensation associated with the exercise of stock options and SARs awarded under the Plan will qualify for this performance-based exemption.

     The Internal Revenue Code also limits the amount of compensation that may be paid without penalty in connection with a change in control. In general, if the total of an individual's compensation related to a change in control equals or exceeds three times his or her average annual taxable compensation(determined, in general, over the five calendar years preceding the calendar year in which the change in control occurs), the amount of such compensation that exceeds the annual average is nondeductible to Summit and subject to an additional 20% tax on the recipient. In making this determination, part or all of the value of options, and other awards, granted or accelerated in connection with a change in control may be required to be taken into account.

     The foregoing discussion is provided for the information of stockholders and does not purport to be a complete description of the federal tax consequences of transactions under the Plan, nor does it describe state or local tax consequences.

RECOMMENDATION AND VOTE

     The Summit board of directors believes that the increase in the shares reserved under the 1997 Plan will promote the interests of Summit and the stockholders and enable Summit to attract, retain and reward persons important to Summit's success.

     The Board recommends that you vote "FOR" the increase in the number of common shares reserved for issuance under the 1997 Stock Option Plan.

                              PROPOSAL NUMBER THREE

                        APPROVAL OF CORPORATE NAME CHANGE

     The company's articles of organization presently provide that the name by which the company shall be known is Summit Technology, Inc. On March 28, 2000, the company's board of directors voted to amend the articles of organization to change the name of the company to Summit Autonomous Inc., subject to approval by the company's stockholders. The board of directors believes that this name change appropriately reflects the importance of Autonomous to the future of the company and is asking the shareholders to approve an amendment to the articles of organization changing the name of the company to Summit Autonomous Inc.

     The Board recommends that you vote "FOR" the proposed amendment of the articles of organization to change of the name of the company to Summit Autonomous Inc.

                             OWNERSHIP OF SECURITIES

     The following table sets forth certain information regarding the beneficial ownership of Summit's common stock on March 24, 2000 (i) by each person who is known by Summit to own beneficially more than five percent (5%) of the outstanding shares of Summit's common stock, (ii) by each of Summit's directors,
(iii) by each of the executive officers listed below in the Summary Compensation Table and (iv) by all directors and executive officers as a group.

                                                     Shares         Percent
                                                  Beneficially    Beneficially
                Beneficial Owner                   Owned (1)       Owned (2)
                ----------------                  ------------    ------------
AXA Financial Inc.
  1290 Avenue of the Americas
  New York, NY 10104.............................  2,973,300(3)         6.34%
Jeffrey A. Bernfeld..............................     72,634(4)          *
C. Glen Bradley.................................   1,381,702(5)         2.95%
Richard F. Miller................................     54,701(6)          *
John A. Norris...................................     68,742(7)          *
Richard M. Traskos...............................     75,213(8)          *
Robert J. Palmisano..............................    317,434(9)          *
Randy W. Frey....................................    589,168(10)        1.26%
D. Verne Sharma..................................    113,334(11)         *
Robert J. Kelly..................................     76,334(12)         *
Peter E. Litman..................................     99,104(13)         *
Menderes Akdag...................................     29,552(14)         *
All Executive Officers and Directors as a Group
 (25 persons)....................................  3,280,277            6.83%

--------------
  *  Less than 1% of the outstanding common stock.
 (1) Except as otherwise noted, Summit believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite such persons' name. Amounts shown include the shares pursuant to stock options which may be exercised within 60 days of March 24, 2000.
 (2) Determined on the basis of 46,867,723 shares outstanding, except that shares underlying options exercisable within 60 days of March 24, 2000 are deemed outstanding for calculating the percentage owned by holders thereof.
 (3) As reported on a Schedule 13G dated February 14,2000 as filed by AXA Financial, Inc.
 (4) Includes options to purchase 69,334 shares of common stock.
 (5) Includes options to purchase 15,000 shares of common stock. Dr. Bradley disclaims beneficial ownership of these shares which are held by CIBA Vision Group of which Dr. Bradley is CEO.
 (6) Includes options to purchase 52,501 shares of common stock.
 (7) Includes options to purchase 61,334 shares of common stock.
 (8) Includes options to purchase 69,334 shares of common stock.
 (9) Includes options to purchase 313,334 shares of common stock.
(10) Includes options to purchase 31,215 shares of common stock.
(11) Includes options to purchase 113,334 shares of common stock.
(12) Includes options to purchase 73,334 shares of common stock.
(13) Includes options to purchase 99,104 shares of common stock.
(14) Includes options to purchase 11,667 shares of common stock.

                       DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning our executive officers and directors.

            Name            Age                    Position
            ----            ---                    --------
 Robert J. Palmisano.......  55 Director and Chief Executive Officer
 Randy W. Frey.............  42 Director, Executive Vice President and
                                Chief Technology Officer
 Charline A. Gauthier......  37 Executive Vice President and
                                Chief Operations Officer
 P. Bernard Haffey.........  37 Executive Vice President and
                                Chief Commercial Officer
 Robert J. Kelly...........  55 Executive Vice President, Chief Financial
                                Officer and Treasurer
 James A. Lightman.........  42 Senior Vice President, General Counsel and Clerk
 Steven E. Bott............  47 Vice President
 Catherine Sturgis Burnham...48 Vice President
 John P. Coffidis..........  50 Vice President
 Edward P. Devnew, Jr......  49 Vice President
 Bruce A. Hays.............  53 Vice president
 Donald I. Martin..........  52 Vice President
 Bernard R. Patriacca......  56 Vice President
 George H. Pettit..........  39 Vice President
 James L. Richey...........  52 Vice President
 Alex C. Sacharoff.........  43 Vice President
 Menderes Akdag............  39 President, Lens Express, Inc.
 Jeffrey A. Bernfeld (2)...  42 Director
 C. Glen Bradley...........  57 Director
 Richard F. Miller (l).....  48 Director
 John A. Norris............  53 Director
 Richard M. Traskos (1,2)..  52 Director

----------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

ROBERT J. PALMISANO, DIRECTOR AND CHIEF EXECUTIVE OFFICER

     Mr. Palmisano, 55, joined Summit in April 1997 as Chief Executive Officer and a member of the Board. From 1984 to January 1996, Mr. Palmisano was employed at Bausch and Lomb, Inc., where he served from 1988 to 1996 as Senior Vice President and as President of the Eyewear Division. From January 1996 to April 1997, Mr. Palmisano was a private consultant. Mr. Palmisano holds a BA from Providence College.

RANDY W. FREY, DIRECTOR, EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER

     Mr. Frey, 42, was elected to the Board in April 1999 for a term expiring in 2001. Mr. Frey is an Executive Vice President of Summit and, on March 28, 2000 was named Summit's Chief Technology Officer. From 1985 to March 1998, and again from October 1998 to March

2000, Mr. Frey was President of Autonomous Technologies Corporation. Mr. Frey earned a Bachelor of Science in Electrical Engineering from the Polytechnic Institute of Brooklyn.

CHARLINE A. GAUTHIER, PH.D., OD, EXECUTIVE VICE PRESIDENT AND CHIEF OPERATIONS OFFICER

     Dr. Gauthier was named Executive Vice President and Chief Operations Officer of Summit on March 28, 2000. Prior to that appointment, Dr. Gauthier, served as Vice President and Chief Operating Officer of Autonomous Technologies Corporation. Dr. Gauthier originally joined Autonomous in July 1995 as its Director of Clinical Affairs and later served as Vice President of Clinical Affairs. From March 1992 to May 1995, Dr. Gauthier was a postgraduate researcher at the Cooperative Research Centre for Eye Research and Technology at the University of New South Wales, Australia. Dr. Gauthier received a Ph.D. from the University of New South Wales, her Doctor of Optometry from the University of Waterloo, and a degree in General Science from the University of Alberta.

P. BERNARD HAFFEY, EXECUTIVE VICE PRESIDENT AND CHIEF COMMERCIAL OFFICER

     Mr. Haffey, 37, joined Summit in September 1997 as Vice President, Sales and Marketing and was named Executive Vice President and Chief Commercial Officer on March 28, 2000. Prior to joining Summit, Mr. Haffey was employed since 1990 at Mentor Ophthalmics, Inc., most recently serving as the Vice President of Marketing and Sales. Mr. Haffey holds an MBA from Cornell University and a BA from Colgate University.

ROBERT J. KELLY, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

     Mr. Kelly, 55, joined Summit in November 1997 as Executive Vice President, Chief Financial Officer and Treasurer. From 1972 to 1997 Mr. Kelly was employed by Bull HN Information Systems Inc., where he served from 1992 to February 1997 as Executive Vice President and Chief Financial Officer. Mr. Kelly holds an MBA from Harvard Business School and a BS from the University of Massachusetts.

JAMES A. LIGHTMAN, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CLERK

     Mr. Lightman, 42, joined Summit in February 1996 as Assistant General Counsel and was promoted to Vice President and General Counsel in January 1998 and to Senior Vice President and General Counsel in January 2000. Prior to joining Summit, Mr. Lightman was a member of Goldstein and Manello, P.C., a Boston law firm which he joined in 1984. Mr. Lightman holds a JD from Boston University Law School and a BS from Boston University School of Management.

STEVEN E. BOTT, PH.D., VICE PRESIDENT

     Dr. Bott, 47, was named Vice President of Summit on March 28, 2000. Most recently, Dr. Bott served as Vice President of Product Development at Autonomous Technologies Corporation, a position he held since joining Autonomous in May 1998. From 1989 to May 1998, he served in various roles with Coulter Corporation (now Beckman/Coulter), most recently as Corporate Director of Research & Development. Dr. Bott earned his Ph.D. in Physical Chemistry from Stanford University, and his Bachelor of Science in Chemistry from Antioch College.

CATHERINE STURGIS BURNHAM, VICE PRESIDENT

     Ms. Burnham, 48, joined Summit in April 1998 as Director of Investor Relations and Corporate Communications and was promoted to Vice President of Investor Relations and Corporate Communications in November 1999. From 1986 to 1998, Ms. Burnham served as communications head at Reebok International Ltd., where her Responsibilities included all corporate communications functions including investor Relations, public relations, internal communications and marketing communications. Ms. Burnham holds a BA from Wheaton College.

JOHN P. COFFIDIS, VICE PRESIDENT

     Mr. Coffidis, 50, joined Summit in November 1987 and was promoted to Vice President in August 1997. Mr. Coffidis previously served with Johnson and Johnson ("J&J") in the Medical Instrumentation Division from 1973 to 1987. During his employment with J & J, Mr. Coffidis served ten years in Europe as International Customer Support Manager. Mr. Coffidis holds a Masters Degree in Management from Cambridge College and a BA in biology from the University of Massachusetts.

EDWARD P. DEVNEW, JR., VICE PRESIDENT

     Mr. Devnew, 49, joined Summit January 1998 and was promoted to Vice President, U.S. Sales in February 2000. From 1995 to 1998, Mr. Devnew served as co-founder of Ophthalmology Interactive. From 1991 to 1995, Mr. Devnew served as National Sales Manager for Sunrise Technologies, Inc. Mr. Devnew holds a BS in Business Administration from Babson College.

BRUCE A. HAYS, VICE PRESIDENT

     Mr. Hays, 53, was named Vice President of Summit on March 28, 2000. Prior to that appointment, Mr. Hays served as Vice President of Quality and Customer Service of Autonomous Technologies Corporation, a position he held since August 1998. Mr. Hays joined Autonomous in March 1998 as Director of Quality. From 1987 to March 1998, Mr. Hays was with Coulter Corporation (now Beckman/Coulter), most recently serving as Director of Research and Development Quality. Mr. Hays earned his MBA from Nova University and his Bachelor of Science in Electrical Engineering from the Florida Institute of Technology.

DONALD I. MARTIN, VICE PRESIDENT

     Mr. Martin, 52, was named Vice President of Summit on March 28, 2000. Most recently, Mr. Martin served as Vice President of Manufacturing of Autonomous Technologies Corporation, having joined Autonomous in August 1997 as Vice President of Manufacturing & Engineering. From January 1995 to July 1997, Mr. Martin was with Bio-Rad Laboratories, Inc., a maker of diagnostic and analytical instruments for the life sciences industry. From 1977 to December 1994, he was with the MedSystems Division of C.R. Bard, Inc. and, subsequently, Baxter International, a maker of IV drug delivery products. Mr. Martin earned his Bachelor of Science in Industrial Engineering from Northeastern University.

BERNARD R. PATRIACCA, VICE PRESIDENT

     Mr. Patriacca, 56, joined Summit in November 1997. From 1973 to 1991, Mr. Patriacca was employed in various capacities at Dunkin Donuts, Inc., including Chief Financial Officer and a Director. From 1991 to 1994, Mr. Patriacca held senior financial management positions at several privately-held consumer services companies. From 1994 until joining Summit, Mr. Patriacca served as Vice President of Errands Etc., Inc., a privately-held homeowners' personal service company. Mr. Patriacca also serves as a Director of Video Update Corporation, a publicly-held chain of video stores. Mr. Patriacca received a BS and an MBA from Northeastern University.

GEORGE H. PETTIT, PH.D., MD, VICE PRESIDENT

     Dr. Pettit, 39, was named Vice President of Summit on March 28, 2000. Prior to that appointment, beginning in January 1999, Dr. Pettit served as Chief Scientist of Autonmous Technologies Corporation. Dr. Pettit joined Autonomous in July 1996 as Vice President of Research. Dr. Pettit's primary career focus and expertise is in the area of ultraviolet laser ablation and applications in medicine. From 1990 until June 1996, Dr. Pettit was a

Medical Research Officer at the U.S. Food & Drug Administration's Center for Devices & Radiological Health. Dr. Pettit earned his Ph.D. in Electrical Engineering from Rice University and received his Medical Doctorate from the University of Texas Southwestern Medical School.

JAMES L. RICHEY, VICE PRESIDENT

     Mr. Richey, 52, joined Summit in September 1997 as Vice President of Operations. Prior to joining Summit, Mr. Richey served since 1994 as Vice President and General Manager of U.S. Operations for Datapoint Corporation, a manufacturer of computer servers, operating systems, LANs and video communication systems. Mr. Richey holds an MBA from Clark University, an MS in Electrical Engineering from Northeastern University and a BS degree in Electrical Engineering from Worcester Polytechnic Institute.

ALEX C. SACHAROFF, VICE PRESIDENT

     Dr. Sacharoff, 43, joined Summit in April 1986 as Senior Staff Scientist and has held a variety of positions in Summit's Research and Development Group before being promoted to Vice President, Research and Development in July 1996. Prior to joining Summit, Dr. Sacharoff was a Senior Staff Scientist at Raytheon Corporation. Dr. Sacharoff holds a Ph.D. in physics from Harvard University and a BS degree in physics from Stevens Institute of Technology.

MENDERES AKDAG, PRESIDENT, LENS EXPRESS, INC.

     Mr. Akdag, 39, joined Lens Express in May 1991 as Chief Financial Officer. Mr. Akdag was promoted to the position of Chief Executive Officer in 1992. He has been in his current position as President of Lens Express since May 1995. Prior to joining Summit, Mr. Akdag was the Finance Manager for Beksa Steel Cord Manufacturing and Trading, Inc. Mr. Akdag holds a Bachelor of Science degree in Business Administration with a major in finance from the University of Florida. Mr. Akdag is not an officer of Summit Technology, Inc.

JEFFREY A. BERNFELD, DIRECTOR

     Mr. Bernfeld was originally elected to the Board in October 1988 and was most recently re-elected in 1998 for a three-year term expiring in 2001. Mr. Bernfeld is currently doing private consulting. From February 1996 to November 1999, Mr. Bernfeld was Vice President and General Counsel of American Science and Engineering, a manufacturer of x-ray based detection equipment. Mr. Bernfeld was Vice President and General Counsel of Spire Corporation, a publicly-held company specializing in biomaterials, optoelectronics and energy technologies from June 1992 to February 1996. From 1991 through June 1992, Mr. Bernfeld was a principal of the consulting firm Global Solutions, Inc. and from 1988 to 1990, Mr. Bernfeld was Vice President and General Counsel of the Mediplex Group, Inc. Prior to joining Mediplex, Mr. Bernfeld was a member of the law firm of Goldstein & Manello, P.C.

C. GLEN BRADLEY, DIRECTOR

     Dr. C. Glen Bradley, 57, was elected to the Board in April 1999 for a term expiring in 2000. Dr. Bradley has been the Chief Executive Officer of CIBA Vision Group since 1990. Prior to 1990, Dr. Bradley served as head of CIBA Vision's worldwide marketing and technical group and also served as President of Ciba Vision Corporation, the USA marketing and sales arm of the CIBA Vision Group. Dr. Bradley originally joined Ciba-Geigy Corporation, formerly Geigy Chemical Company, in 1969 as an engineer. Prior to joining Ciba-Geigy, Dr. Bradley was an assistant professor of chemical engineering at Louisiana State University.

RICHARD F. MILLER, DIRECTOR

     Richard F. Miller was first elected to the Board in June 1988 and was re-elected in 1997 for a three-year term expiring in 2000. Since April 1998, Mr. Miller has served as Senior Vice President and a principal of Leerink Swann & Company, a full service investment banking firm. From August 1994 through April 1998, Mr. Miller served as an investment executive with First Albany Corporation, a financial services firm. From 1991 through August 1994, Mr. Miller was a private investor, and prior to that was an investment banker employed by Tucker, Anthony & R.L. Day, Inc., from 1979 to 1991, where he last held the position of First Vice President.

JOHN A. NORRIS, DIRECTOR

     Mr. Norris was elected to the Board in May 1990 and was re-elected in 1996. Since February 1994, Mr. Norris has served as President of John A. Norris, Esquire, P.C., a health care law, public policy and management consulting firm founded in February 1994. Mr. Norris was President and Chief Executive Officer of National Pharmaceutical Council, Inc., an educational resource for research-based pharmaceutical companies, from April 1995 to March 1996. From June 1988 through February 1994, he was Executive Vice President of Hill and Knowlton, Inc., a consulting and public relations firm, and served as the worldwide director of its Health Sciences Consulting Group. Prior to joining Hill and Knowlton in 1988, Mr. Norris served as Deputy Commissioner and Chief Operating Officer of the FDA from 1985 to 1988, where his main responsibility was overseeing the operations of the FDA. Mr. Norris has taught healthcare policy at Harvard University since 1988. Mr. Norris currently serves as a director of Cytologies, Inc., Horus Inc. and National Applied Sciences, Inc.

RICHARD M. TRASKOS, DIRECTOR

     Mr. Traskos was first elected to the Board in March 1987 and was re-elected in 1998 for a three-year term expiring in 2001. Mr. Traskos is a vice president of Shoreline Insurance Co., Inc., a business insurance brokerage firm located in Clinton, Connecticut. From March 1993 to September 1997, Mr. Traskos was a vice president of Arthur A. Watson, Inc., a business insurance brokerage firm located in Wethersfield, Connecticut. Before joining Arthur A. Watson, Mr. Traskos served as a director and senior vice president of Allen, Russell & Allen, Inc., a business insurance brokerage and consulting firm. Mr. Traskos is a licensed insurance broker and certified insurance consultant.

     Director Liability. Our articles of organization provide that directors will not be liable for monetary damages for breach of fiduciary duty except in the case of breaches of the director's duty of loyalty, acts or omissions taken in bad faith or involving intentional misconduct or knowing violations of law, improper distributions to shareholders or loans to officers or directors or transactions from which a director derived an improper personal benefit.

     Shareholder Actions. Between August 1996 and February 1997 various shareholder actions were commenced against Summit and certain of its officers in the United States District Court for the District of Massachusetts (the "District of Massachusetts") claiming, among other things, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 arising out of public statements made by defendants. The actions have been consolidated as In re Summit Technology Securities Litigation, Civil Action No. 96-11589-JCT (the "Securities Litigation"). Plaintiffs have obtained certification of the action as a class action on behalf of all purchasers of Summit common stock, other than defendants and persons and entities affiliated with them, between March 31, 1995 and July 3, 1996. They seek unspecified damages, interest, costs and expenses.

     On October 1, 1996 an additional action was commenced in the District of Massachusetts against Summit, its directors, certain of its officers and the four underwriters of Summit's

October 1995 Common Stock offering claiming violations of Sections 11, 12(2) and 15 of the Securities Act of 1933 arising out of alleged material misstatements of fact in the registration statement used in connection with the offering. The action was coordinated with the Securities Litigation by order of the Court dated December 2, 1996. It also seeks unspecified damages, interest, costs and expenses.

     On December 20, 1996, a Summit stockholder filed in the District of Massachusetts a derivative action, purportedly on behalf Summit, against Summit as nominal defendant, its directors and certain of its present or former officers. This action was consolidated with the Securities Litigation by order of the Court entered July 22, 1997. The complaint alleges that the conduct of the individual defendants has exposed Summit to the expense and inconvenience of defending the Securities Litigation and has harmed Summit's reputation, thereby limiting its access to capital markets. It also alleges that the individual defendants improperly traded in Summit's common stock based upon material non-public information.

     Indemnification of Directors and Officers. Our by-laws require us to indemnify our officers, directors, employees and agents against all liabilities and expenses they may incur on account of all actions threatened or brought against them by reason of their services to Summit. No indemnification is provided for any person with respect to any matter as to which such person has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in our best interests.

     We maintain a director's and officer's liability insurance policy in the aggregate amount of $5,000,000 on behalf of our directors and officers. The insurance policy expires on October 31, 2000 unless renewed or earlier terminated.

                     OTHER TRANSACTIONS AND RELATIONSHIPS

     During 1997, we made a bridge loan to Robert Palmisano, our Chief Executive Officer and a member of the Board, in the amount of $500,000, $375,000 of which was outstanding as of March 24, 2000. The loan is non-interest bearing and is payable on demand.

     See "Compensation Committee Interlocks and Insider Participation" for information regarding transactions between Summit and a firm with which Mr. Traskos is affiliated.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and any other of our equity securities. Officers, directors and greater than ten-percent stockholders must furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based on our review of the copies of the reports furnished to us and written representations that no other reports were required, during 1999, our officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements, except that Randy Frey filed a Form 3, required to be filed on May 10, 1999, one day late and C. Glen Bradley filed a Form 3, required to be filed on May 10, 1999, two days late. Randy Frey also reported one transaction, required to be filed on Form 4 by January 10, 2000, on his Form 5, which was timely filed in February 2000.

                           INFORMATION CONCERNING THE
                      BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held six meetings during 1999. Each director then serving attended more than 75% of such Board meetings and meetings of all committees of the Board on which he served.

     The company has a standing Audit Committee of the Board, which provides the opportunity for direct contact between our independent public auditors and the Board. The Audit Committee met two times during 1999 to review the financial results for 1998, to review the audit plan for 1999, to review the adequacy of financial statement disclosures, to discuss our internal control policies and procedures and to consider and recommend the selection of the company's independent auditor. The current Audit Committee members are Messrs. Miller and Traskos.

     The company also has a standing Compensation Committee of the Board, which provides recommendations to the Board regarding compensation programs and administers Summit's 1997 Stock Option Plan and the 1991 Employee Stock Purchase Plan, including making recommendations regarding issuance of stock options and shares of common stock to employees. The Compensation Committee held two meetings during 1999. The current Compensation Committee members are Messrs. Bernfeld and Traskos.

     The company does not have a Nominating Committee.

                            EXECUTIVE COMPENSATION

     The following table shows for the fiscal years ended December 31, 1999, 1998 and 1997 compensation paid or accrued by Summit to (i) our Chief Executive Officer, and (ii) our four other most highly compensated executive officers who were serving as executive officers as of December 31, 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                    ANNUAL COMPENSATION            COMPENSATION
                          ---------------------------------------  ------------
                                                                    SECURITIES
        NAME AND                                        OTHER        UNDERLYING     ALL OTHER
       PRINCIPAL          FISCAL SALARY   BONUS        ANNUAL         OPTIONS/    COMPENSATION
        POSITION           YEAR    ($)     ($)     COMPENSATION ($)   SAR'S (#)        ($)(1)
       ---------          ------ ------- -------   ---------------- ------------   ------------
Robert Palmisano........   1999  337,154 327,714(2)   17,522(3)      40,000(4)       4,143
 Chief Executive Officer                               4,453(5)                     13,841(6)
                           1998  324,692 112,668      18,430(3)      40,000(4)       6,400
                                                       4,813(5)                      2,446(6)
                                                      32,112(7)
                           1997  206,539 165,000      11,562(3)     300,000(4)        --
                                                      45,039(5)
                                                     100,062(7)

D. Verne Sharma.........   1999  279,000 122,830         --          55,000(8)       2,222
 President & Chief         1998  275,738  25,000         --          10,000(8)       9,600
 Operating Officer         1997  250,000  74,375      65,978(5)         --             472
                                                      62,633(7)

Robert J. Kelly.........   1999  242,000 115,000         --          30,000(9)       5,000
 Executive Vice President, 1998  238,846  59,234         --         120,000(9)       5,338
 Chief Financial Officer   1997   30,962     --          --         100,000(9)        --
 & Treasurer

Peter Litman............   1999  221,313  92,915         --          10,000(10)      2,222
 Executive Vice            1998  229,517  45,903         --           3,689(10)      9,600
 President, Corporate      1997  211,313  67,620         --             --            --
 Business Development

Menderes Akdag..........   1999  224,815 109,238         --          20,000(11)      3,570
 President                 1998  220,022  93,948         --          20,000(11)       --
 Lens Express, Inc.        1997  204,552 119,322         --             --            --

----------

(1) Except where otherwise noted, the indicated amounts represent Summit's contributions to its 401(k) plan.

(2) Includes $125,000 forgiven from Mr. Palmisano's existing $500,000 bridge loan made to him by the company.

(3) During the year ended December 31, 1999, the indicated amount represents an automobile allowance of $12,000 and imputed interest income of $5,522 because of a loan. During the year ended December 31, 1998, the indicated amount represents an automobile allowance of $12,462 and imputed interest income of $5,968 because of a loan. During the year ended December 31, 1997, the indicated amount represents an automobile allowance of $8,262 and imputed interest income of $3,300 because of a loan.

(4) During the year ended December 31, 1999, Mr. Palmisano received options to purchase 40,000 shares of common stock. During the year ended December 31, 1998, Mr. Palmisano received options to purchase 40,000 shares of common stock. During the year ended December 31, 1997, Mr. Palmisano received options to Purchase 300,000 shares of common stock.

 (5) Employment tax paid on behalf of the employee by Summit.

 (6) The company's contribution to its Supplemental Deferral Plan.

 (7) Moving and relocation expenses reimbursed by Summit.

 (8) During the year ended December 31, 1999, Mr. Sharma received options to purchase 55,000 shares of common stock. During the year ended December 31, 1998, Mr. Sharma received options to purchase 10,000 shares of common stock.

 (9) During the year ended December 31, 1999, Mr. Kelly received options to purchase 30,000 shares of common stock. During the year ended December 31, 1998, Mr. Kelly received options to purchase 120,000 shares of common stock. During the year ended December 31, 1997, Mr. Kelly received options to purchase 100,000 shares of common stock, which have subsequently been canceled.

(10) During the year ended December 31, 1999, Mr. Litman received options to purchase 10,000 shares of common stock. During the year ended December 31, 1998, Mr. Litman received options to purchase 3,689 shares of common stock.

(11) During the year ended December 31, 1999, Mr. Akdag, the president of Summit's Lens Express subsidiary and not an officer of Summit, received options to purchase 20,000 shares of common stock. During the year ended December 31, 1998, Mr. Akdag received options to purchase 20,000 shares of common stock.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL
                                                                                    REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                    ANNUAL RATES
                                                                                   OF STOCK PRICE
                                                                                  APPRECIATION FOR
                                                                                    OPTION TERM
                                                                                  -----------------
                           NUMBER OF    PERCENT OF TOTAL
                           SECURITIES     OPTIONS/SARS
                           UNDERLYING      GRANTED TO    EXERCISE OF
                          OPTIONS/SARS    EMPLOYEES IN   BASE PRICE  EXPIRATION
          NAME           GRANTED (#)(1)   FISCAL YEAR     ($/SHARE)     DATE       5% ($)  10% ($)
          ----           -------------- ---------------- ----------- ----------   -------- --------
Menderes Akdag..........     20,000           1.76         15.19     08/20/2009    191,027  484,099
Robert Kelly............     30,000           2.64         15.19     08/20/2009    286,540  726,149
Peter Litman............     10,000            .88         15.19     08/20/2009     95,513  242,050
Robert Palmisano........     40,000           3.53         15.19     08/20/2009    382,053  968,199
D. Verne Sharma.........     25,000           2.20         15.19     08/20/2009    238,783  605,124
                             30,000(2)        2.64         12.69     04/19/2009    239,373  606,618

-----------

(1) Except as otherwise noted, option vests in three equal installments beginning 8/20/2000.

(2)  Option vests in three equal annual installments beginning 4/19/2000.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                           NUMBER OF SECURITIES    VALUE OF
                                                UNDERLYING        UNEXERCISED
                                               UNEXERCISED       IN-THE-MONEY
                        SHARES               OPTIONS/SARS AT    OPTIONS/SARS AT
                      ACQUIRED ON  VALUE        FY-END (#)        FY-END ($)
                       EXERCISE   REALIZED     EXERCISABLE/      EXERCISABLE/
        NAME              (#)       ($)       UNEXERCISABLE      UNEXERCISABLE
        ----          ----------- -------- -------------------- ---------------
Menderes Akdag.......     --        --        11,667/33,333(1)    86,149/109,164
Robert Kelly.........     --        --        73,334/76,666(1)   531,688/347,712
Peter Litman.........   69,999    818,395     99,104/12,459(1)    325,811/20,133
Robert Palmisano.....     --        --      263,334/116,666(1) 1,624,797/521,453
D. Verne Sharma......     --        --       103,334/61,666(1)    658,547/54,578

----------

(1)  Options to purchase shares of common stock.

     Compensation of Directors. Each of the company's outside directors is eligible to participate in the company's 1999 Outside Director Compensation Plan. Under the Plan, the company currently pays an annual retainer of $10,000 per year to its outside directors for their services as directors and a committee retainer of $1,000 per year per committee to each outside director for serving on Board committees. The company also pays each outside director a meeting fee of $2,000 for each regularly scheduled Board meeting attended, a committee meeting fee of $500 for each committee meeting attended, and a special meeting fee of $2,000 for each special Board meeting attended. Annual retainers and meeting fees are paid one-half in cash and one-half in restricted stock. Committee retainers, committee meeting fees and special meeting fees are paid in cash. The plan also provides that each eligible outside director shall receive an option to purchase 5,000 shares of the company's common stock. Outside directors joining the Board after January 1, 1999 are eligible to receive a one time grant, on the date they join the Board, to purchase 10,000 shares of common stock in the company.

     Employment Agreements. Randy W. Frey was elected as Summit's Executive Vice President and a Director in April 1999. Mr. Frey's employment arrangement with Summit provides that he will receive a base salary of $212,000 per year and will be eligible for discretionary bonuses, based on criteria established from time to time. In addition, Mr. Frey has been granted options to purchase 200,000 shares of Summit's common stock pursuant to Summit's 1997 Stock Option Plan. The option will be an incentive stock option to the fullest extent possible, with the balance being a nonqualified option. The exercise price of the incentive stock option portion will be the fair market value on the date of the grant, and the exercise price of the nonqualified portion will be $5.625 per share. In the event Mr. Frey's employment is terminated without cause, he will be entitled to severance payments equal to one year's base compensation. In the event Mr. Frey's employment terminates within twelve months of a change in control of Summit, his severance payments will be equal to two years' base compensation.

     All of Summit's executive officers, including Mr. Frey, are employees-at-will.

     Severance Agreements. Summit's Board of Directors has approved severance agreements for its officers and director-level employees. These severance arrangements become available only in the event of a "change of control" of Summit and entitle covered employees to continuation of salary, standard bonuses and benefits in the event they are terminated without cause after a change of control or terminate their employment for "good reason" after a change of control. The severance arrangements would not apply to a termination for "cause" after a change of control. The arrangements approved by the Board provide for salary continuation for (i) three (3) years for the Chief Executive Officer,
(ii) two (2) years for each of the President, Executive and Senior Vice Presidents, (iii) one (1) year for all other Vice Presidents and (iv) six (6) months for director-level employees. The President of Lens Express, Inc. has a severance arrangement with Lens Express that provides for salary continuation for two (2)years on the same terms and under the same circumstances as the severance arrangements for covered Summit employees.

     Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board consists of Mr. Traskos and Mr. Bernfeld. Shoreline Insurance Agency, Inc., a firm with which Mr. Traskos is affiliated, currently serves as one of Summit's insurance brokers. The aggregate premiums paid for insurance placed by Shoreline on behalf of Summit in 1999 amounted to approximately $443,181.00, which is less than five percent of 1998 consolidated gross revenues of Summit and Shoreline. Summit believes that all transactions with Shoreline are on terms no less favorable than those available from other companies.

     Notwithstanding anything to the contrary set forth in any of Summit's previous filings with the SEC that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph are not incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE

     The primary goals of the 1999 executive compensation program established and administered by the Compensation Committee were to attract, retain and recognize the achievements of superior executives and to compensate these executives in a manner that both recognized their individual performance and aligned their interests with the interests of Summit's stockholders.

     General Policies. For 1999, the executive compensation program consisted of three principal components: base salary, bonus and stock options. The level and mix of each of these components was determined on a case-by-case basis without reference to specific criteria or formulas, except for the bonus portion which is determined by a formula based on a weighted mix of Company and individual goals, subject to discretionary adjustment.

     Base Salary. In setting the base salary of each executive, the Compensation Committee takes into account the following factors: (i) the executive's individual performance and contribution to the management team; (ii) the performance of Summit over the evaluation period by reference to Summit's stock value and its progress towards its goals of obtaining regulatory approvals for sale of its products in the United States and achieving market acceptance of procedures performed with its products; and (iii) base salaries of executives in comparable positions in comparable companies. In setting base salary, the Committee takes into account all components of an executive officer's compensation package, believing that Summit's overall compensation packages place Summit's executive officers in the middle of the range of comparable companies. The companies considered comparable by the Compensation Committee are not necessarily those represented in the peer group used by Summit in preparing its Performance Graph, but rather are companies of a comparable size, stage of development and industry located in the New England area, as well as its primary competitor in the United States. In determining base salary, the Committee reviews the foregoing factors as they relate to each executive individually and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer and several senior executives in reaching its determinations.

         Cash and Non-Cash Bonuses. For 1999, Summit had in place an executive incentive compensation plan designed to provide awards in addition to base salary based on the achievement of specific performance goals. These performance goals are based on corporate-wide and unit financial performance as well as individual objectives. The financial performance goals are based principally on revenues and operating results. Executive bonuses generally range from 30% to 40% of base salary if performance goals are met and can be higher if performance goals are substantially exceeded.

     Stock Options. The Compensation Committee views grants of stock options as a major component of an executive's compensation, believing that the grant of options aligns the interests of the executives with the interests of the stockholders by providing a direct correlation between an increase in the value of Summit's stock and executive compensation and that this method of compensation allows Summit to conserve cash resources.

     In determining the size of a stock option award for an individual executive officer, the Committee considers the same factors used for determining base salary and applies each factor subjectively, without reference to specific criteria. The Committee does not weigh any one factor more or less heavily than any other and considers the input of the Chief Executive Officer, several senior executives and, as necessary, outside experts, in reaching its determinations. The size of previous option grants is not an important factor in determining current awards. Options are typically exercisable at the market price on the date of the grant, except in the case of recruitment packages, which sometimes include options at below market price. Summit has not yet adopted a policy with respect to the million dollar cap on deduction of executive compensation.

     Compensation of the Chief Executive Officer. In determining the compensation of the Chief Executive Officer, the Compensation Committee considers, in addition to the factors described above for all executives, the degree to which the Company has attained the strategic objectives identified for a particular year and the financial performance of the company as measured against the plan approved by the Board at the beginning of the year. The Compensation Committee may also consider the achievement of any other individual goals that have been established for the Chief Executive Officer. In determining the Chief Executive Officer's total compensation for the fiscal year ending December 31, 1999, the Compensation Committee concluded that the Chief Executive had been successful in achieving individual objectives, that the company had attained its strategic objectives for 1999 and that the company's 1999 financial performance had exceeded the plan approved by the Board.

     The Compensation Committee is composed of the two individuals whose names appear below, both of whom are independent directors of Summit. The Compensation Committee has the power and authority to administer all components of Summit's compensation program for executive officers of Summit.

                                          Compensation Committee

                                          Jeffrey A. Bernfeld
                                          Richard M. Traskos

April 19, 2000

                                PERFORMANCE GRAPH

     The following Performance Graph assumes an investment of $100 on December 31, 1994 and compares annual percentage changes thereafter in the market price of Summit's common stock with a market index of U.S. NASDAQ traded securities (NASDAQ Market Index--U.S.) and an industry index (Dow Jones Medical and Biological Technology Index). Summit paid no dividends during the periods shown; the performance of the indices is shown on an actual return dividend reinvestment) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                             [CHART APPEARS HERE]

                              1994     1995     1996     1997     1998     1999
Summit Technology, Inc.       $100     $176     $29      $25      $24      $65
NASDAQ Stock Market--U.S.     $100     $141     $174     $213     $300     $546
Dow Jones Medical &
 Biomedical Technology Index  $100     $171     $182     $235     $320     $441

                              SELECTION OF AUDITORS

     Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, performed the audit of Summit's financial statements for 1999. Representatives of Deloitte & Touche have been invited to the Annual Meeting and are expected to be present at the Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     Summit has selected Deloitte & Touche as its independent auditors for the year ending December 31, 2000.

                              STOCKHOLDER PROPOSALS

     In order to be included on the proxy statement and form of proxy for the 2001 Annual Meeting of Stockholders, stockholder proposals must be received by Summit at its corporate offices in Waltham, Massachusetts, no later than December 15, 2000.

     Stockholders who wish to make a proposal at the 2001 Annual Meeting--other than one that will be included in Summit's proxy materials--should notify Summit no later than March 5, 2000. If a stockholder who wishes to present a proposal fails to notify Summit by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

                                          By Order of the Board of Directors

                                          James A. Lightman, Clerk

April 19, 2000

                             SUMMIT TECHNOLOGY, INC.
                                21 HICKORY DRIVE
                                WALTHAM, MA 02451

                                 --------------

                           PROXY FOR ANNUAL MEETING OF
                                  STOCKHOLDERS

                                  MAY 19, 2000

                                 --------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert J. Kelly and James A. Lightman, and each of them singly, proxy of the undersigned, with power of substitution, to act for and to vote all shares of Summit Technology, Inc. common stock owned by the undersigned upon the matters set forth in the Notice of said Meeting and the related Proxy Statement, at the Annual Meeting of Stockholders to be held at The Seaport Hotel at the World Trade Center, One Seaport Lane, Boston, Massachusetts 02110, at 10:00 a.m., on May 19, 2000, and any adjournments thereof. The proxy is further authorized to vote, in such proxy's discretion, upon such other business as may properly come before the meeting, or any adjournments thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                SEE REVERSE SIDE

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.   ELECTION OF DIRECTORS:

                  FOR          WITHHELD
                NOMINEE       FOR NOMINEE
                  [_]             [_]
                NOMINEE:  DR. C. GLENN BRADLEY

                  FOR          WITHHELD
                NOMINEE       FOR NOMINEE
                  [_]             [_]
                NOMINEE:   RICHARD F. MILLER

2.   APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN:

                  FOR [_]    AGAINST [_]    ABSTAIN [_]

3.   APPROVAL OF CORPORATE NAME CHANGE:

                  FOR [_]    AGAINST [_]    ABSTAIN [_]


Your shares will be voted in accordance with your instructions. If you sign this proxy but do not indicate how to vote on a particular proposal, your shares will be voted FOR each of these proposals.

Check here for address change and write new address on the reverse side of this proxy. [_]

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                 DATED:              , 2000
            ---------------------------------      --------------

                             (Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Fiduciaries and corporate officers should indicate their full titles.)